                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 August 27, 1996


                          DATALOGIX INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)


       New York                    000-26000            13-3132256
    (State or other               (Commission         (IRS Employer
jurisdiction of File Number)   Identification No.)    incorporation)

             100 Summit Lake Drive
               Valhalla, New York                     10595
    (Address of principal executive offices)       (Zip Code)


                                 (914) 747-2900
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed from last report)

Item 5.  Other Events.

         On August 27, 1996, the Board of Directors of Datalogix International Inc. (the "Company") adopted amendments to the by-laws of the Company. The amendments to the by-laws, among other things, (i) increase from a majority to 80% the percentage of the issued and outstanding shares of stock required to call special meetings of shareholders, (ii) eliminate the ability of shareholders to remove directors without cause, and (iii) require shareholders to provide the Company with advance notice of their intention to make nominations of directors or bring new business at annual or special meetings of shareholders.

         On August 27, 1996, the Board of Directors of the Company declared a dividend distribution of one Right for each outstanding share of the Company's common stock, par value $.01 per share (the "Common Stock"), payable to shareholders of record at the close of business on September 9, 1996 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company a unit consisting initially of one one-thousandth of a share (a "Unit") of Series A Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Company, at a Purchase Price of $30 per Unit, subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement"), dated as of August 27, 1996, between the Company and The First National Bank of Boston, as Rights Agent.

         Initially, the Rights will be attached to all certificates representing shares of Common Stock then outstanding, and no separate certificates evidencing the Rights (the "Rights Certificates") will be distributed. The Rights will separate from the Common Stock and a "Distribution Date" will occur upon the earlier of (i) ten days following public disclosure that a person or group of affiliated or associated persons has become an "Acquiring Person" (as defined below), or (ii) ten business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an "Acquiring Person". An "Acquiring Person" is a person or group of affiliated or associated persons who has acquired beneficial ownership of 20% or more of the outstanding shares of Common Stock. The term "Acquiring Person" excludes (i) the Company, (ii) any subsidiary of the Company, (iii) any employee benefit plan of the Company or any subsidiary of the Company, or (iv) any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan.

         Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

         As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

         The Rights are not exercisable until the occurrence of the Distribution Date. The Rights will expire at the close of business on August 27, 2006, unless extended or earlier redeemed by the Company as described below. The Rights also are not exercisable following the occurrence of the event set forth in the following paragraph until such time as the Rights are no longer redeemable by the Company as discussed more fully below.

         In the event that, at any time following the Distribution Date, a person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise of the Right, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. For example, at an exercise price of $30 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in this paragraph would entitle its holder to purchase $60 worth of Common Stock (or other consideration, as noted above) for $30. Assuming that the Common Stock had a per share value of $10 at such time, the holder of each valid Right would be entitled to purchase six (6) shares of Common Stock for $30.

         In the event that, at any time following the date on which there has been public disclosure that, or of facts indicating that, a person has become an Acquiring Person (the "Stock Acquisition Date"), (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger which follows an offer described in the preceding paragraph), or (ii) 50% or more of the Company's assets or earning power is sold, mortgaged or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the preceding paragraph are referred to as the "Triggering Events."

         The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

         Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock. Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled to a quarterly dividend payment of 1,000 times the dividend declared per share of Common Stock. In the event of liquidation, each share of Preferred Stock will be entitled to a $10 preference, and thereafter the holders of the shares of Preferred Stock will be entitled to an aggregate payment of 1,000 times the aggregate payment made per share of Common Stock. Each share of Preferred Stock will have 1,000 votes, voting together with the shares of Common Stock. These rights are protected by customary antidilution provisions.

         At any time prior to such time as a person becomes an Acquiring Person, the Company may redeem the Rights in whole, but not in part, at a price (the "Redemption Price") of $.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors) by resolution of the Board of Directors. The redemption of the Rights may be made effective at such time, on such basis, and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon such action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

         Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by resolution of the Company's Board of Directors prior to such time as a person becomes an Acquiring Person. After the Distribution Date (but prior to such time as a person becomes an Acquiring Person), the provisions of the Rights Agreement may be amended by resolution of the Company's Board of Directors in order to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person or its affiliates or associates).

         The Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibit B the Form of Rights Certificate, is attached hereto as Exhibit 1 and is incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

         The Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibit B thereto the Form of Rights Certificate are incorporated herein by reference in Exhibit 4.1. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

Item 7.  Financial Statements and Exhibits.

         (a)      Financial statements of business acquired:   None

         (b)      Pro forma financial information:   None

         (c)      Exhibits:

          3(ii) Amended and Restated By-Laws dated as of August 27, 1996.

          4.1 Rights Agreement, dated as of August 27, 1996, between Datalogix International Inc. and The First National Bank of Boston, as Rights Agent, which includes the Form of Certificate of Amendment to the Company's Restated Certificate of Incorporation with respect to the Series A Preferred Stock of the Company as Exhibit A, the Form of Rights Certificate as Exhibit B, and the Summary of Rights to Purchase Preferred Stock as Exhibit C

          99.1        Press Release issued August 28, 1996.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             DATALOGIX INTERNATIONAL INC.


                             By:/s/ David R. Hathaway
                             Name: David R. Hathaway
                             Title: A Member of the Board of
                                     Directors


Date: August 28, 1996

                                  EXHIBIT INDEX

Exhibit
Number     Description                                                    Page

  3(ii)    Amended and Restated By-Laws dated as of    August 27, 1996.

  4.1 Rights Agreement, dated as of August 27, 1996, between Datalogix International Inc. and The First National Bank of Boston, as Rights Agent, which includes the Form of Certificate of Amendment to the Company's Restated Certificate of Incorporation with respect to the Series A Preferred Stock of the Company as Exhibit A, the Form of Rights Certificate as Exhibit B, and the Summary of Rights to Purchase Preferred Stock as Exhibit C.

  99.1     Press Release issued August 28, 1996.